As Filed with Securities and Exchange Commission May 5, 1999
                                       Registration No. 333-57931


                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                   ___________________________

                 POST-EFFECTIVE AMENDMENT NO. 2
                               TO
                 FORM S-1 REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                   ___________________________

                         TUMBLEWEED, INC.
         (Name of Registrant as specified in its Charter)

          Delaware         5812                 61-1327945
     (State or Other    (Primary Standard    (I.R.S. Employer
     Jurisdiction       Industrial            Identification No.)
     of Incorporation   Classification
     or Organization)   Code Number)

                       1900 Mellwood Avenue
                    Louisville, Kentucky 40206
                          (502) 893-0323

(Address and Telephone Number, including Area Code, of Principal
Executive Offices)

                       1900 Mellwood Avenue
                    Louisville, Kentucky 40206

  (Address of Principal Place of Business or Intended Principal
Place of Business)

                        Gregory A. Compton
          Vice President, Secretary and General Counsel
                         Tumbleweed, Inc.
                       1900 Mellwood Avenue
                    Louisville, Kentucky 40206
                          (502) 893-0323
    (Name, Address and Telephone Number of Agent For Service)
                   ___________________________

                            Copies to:

                        Alan K. MacDonald
                    Brown, Todd & Heyburn PLLC
                 400 W. Market Street, 32nd Floor
                 Louisville, Kentucky 40202-3363
                          (502) 589-5400

                   ___________________________

     Approximate Date of Commencement of Proposed Sale to the
Public: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act
registration statement number of the earlier effective
registration statement for the same offering. [   ]

     If this Form is a post-effective amendment filed pursuant to
Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier
effective registration statement for the same offering.  [   ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, check the following box.
[X]

     If delivery of the prospectus is expected to be made
pursuant to Rule 434, please check the following box.  [   ]

                   ___________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.
                   ___________________________

     This post-effective amendment has been filed to remove from registration the 473,457 shares of Common Stock of Tumbleweed, Inc. that were registered but not issued by the Company.

     Tumbleweed, Inc. registered and issued the following amounts of its common stock ("Common Stock") in the public offering to which this Registration Statement relates, which terminated in January 1999:


 Title of
Securities                           Shares Actually     Shares to be Removed
Registered     Shares Registered          Issued           From Registration


Common Stock
Registered for
Sale by the
Company            1,200,000             776,543                 423,457

Common Stock
Registered for
Future Sale by
Existing
Stockholders       5,145,000           5,105,000                  40,000


Total              6,345,000           5,881,543                 463,457




                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this amendment to be signed on its behalf by the undersigned, in the City of Louisville, Commonwealth of Kentucky, May 5, 1999.

                                   TUMBLEWEED, INC.


                                   By: /s/ John A. Butorac, Jr.
                                   President, Chief Executive
                                   Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated, on the respective date set out opposite such person's name.

Signature                Title                         Date


/s/John A. Butorac, Jr.  President, Chief Executive
                         Officer and Director          May 5, 1999
                         (Principal Executive
                          Officer)



/s/ James M. Mulrooney   Executive Vice President,     May 5, 1999
                         Chief Financial Officer
                         and Director
                         (Principal Financial
                          and Accounting Officer)


David M. Roth*           Director                      May 5, 1999

Minx Auerbach*           Director                      May 5, 1999

Lewis Bass*              Director                      May 5, 1999

Roger Drury*             Director                      May 5, 1999

George Keller*           Director                      May 5, 1999

Terrence A. Smith*       Director                      May 5, 1999


*By /s/ John A. Butorac, Jr., attorney-in-fact
 pursuant to power of attorney filed as part of
 this registration statement.